UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 District Avenue, Burlington, MA 01803

(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

As previously disclosed, on October 21, 2025, Minerva Neurosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to increase the size of its Board of Directors (the “Board”) and appoint up to three (3) directors to the Board to be designated by Vivo Capital LLC, one of the Investors.

On November 14, 2025, the Board increased the number of directors to six (6) and upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Inderjit Kaul, M.D., MPH as a director of the Company. Dr. Kaul will serve as a Class II director with an initial term expiring at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), or until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Dr. Kaul was appointed to the Board pursuant to the terms of the Securities Purchase Agreement.

Dr. Kaul is entitled to receive cash and equity compensation for his service as a director of the Company pursuant to the Company’s amended and restated non-employee director compensation plan (the “Director Compensation Plan”), a copy of which is filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K/A (File No. 001-36517), filed with the Securities and Exchange Commission on April 29, 2025. Pursuant to the Director Compensation Plan, upon his election to the Board on November 14, 2025, Dr. Kaul received an initial option grant to purchase 9,500 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which shares will vest quarterly over three years, provided that Dr. Kaul remains a non-employee director of the Company as of each such vesting date. However, Dr. Kaul will not receive an Annual Grant (as defined in the Director Compensation Plan) at the Annual Meeting. In addition, pursuant to the Director Compensation Plan, Dr. Kaul is entitled to a $40,000 annual cash retainer for his service on the Board, with the amount for the remainder of 2025 prorated.

There are no family relationships between Dr. Kaul and any director, director nominee or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K. The Company entered into its standard form of indemnification agreement with Dr. Kaul, a copy of which is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-195169), filed with the Securities and Exchange Commission on June 10, 2014.

There are no current or proposed transactions between Dr. Kaul and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K, except for the Consulting Agreement as defined and described below.

Consulting Agreement with Dr. Kaul

On November 14, 2025, the Company entered into a consulting agreement (the “Consulting Agreement”) with Dr. Kaul. Pursuant to the Consulting Agreement, Dr. Kaul will, among other things, assist with the Company’s clinical trial workstreams and other related services upon request of the Company’s Chief Executive Officer. Pursuant to the terms and conditions of the Consulting Agreement, Dr. Kaul will provide services for approximately 25 to 30 hours per month at a rate of $450 per hour during a six-month initial term, with the option to renew for additional six-month periods unless terminated earlier by either party with 30 days’ notice. Immediate termination by the Company is permitted for material breach. The termination of the Consulting Agreement will not automatically affect Dr. Kaul’s board service or his eligibility to receive compensation for his board services pursuant to the Director Compensation Plan as in effect from time to time.

Additionally, subject to the approval of the Board or the Compensation Committee thereof and the approval by the Company’s stockholders at the Annual Meeting of an increase to the share reserve under the Company’s Amended and Restated 2013 Equity Incentive Plan (as amended from time to time, the “Plan”), pursuant to the Consulting Agreement, the Company agreed to grant Dr. Kaul an option to purchase a number of shares of its Common Stock representing (when added to the number of shares of the Company’s Common Stock subject to any equity awards granted to Dr. Kaul pursuant to the Director Compensation Plan as in effect from time to time) 0.7% of the Share Total (as defined in the Consulting Agreement) as of the date of grant (the “Consultant Option”). Twenty-five percent (25%) of the Consultant Option shall vest after the completion of one year of continuous service; an additional forty-five percent (45%) of the Consultant Option shall vest on the tenth day following the date of the Company’s public announcement that it has achieved, on a statistically significant basis, the primary endpoint of the Company’s Phase 3 confirmatory trial of roluperidone in schizophrenia at the 12-week timepoint; and the remaining thirty percent (30%) of the Consultant Option shall vest on the tenth day following the date of the Company’s public announcement of safety data from the 40-week relapse assessment phase; provided, however, in each case, that Dr. Kaul is providing services pursuant to the Consulting Agreement on each such vesting date. Additionally, during the period Dr. Kaul is providing services under the Consulting Agreement, the Company agreed to use reasonable efforts to grant him, on no greater than a quarterly basis, top up options (if any) to enable him to hold 0.7% of the Share Total (as adjusted for certain events) as of the applicable date of grant (when added to the number of shares of the Company’s Common Stock subject to any equity awards granted to Dr. Kaul pursuant to the Director Compensation Plan and prior awards granted to him pursuant to the Consulting Agreement).

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 19, 2025, the Company issued a press release announcing Dr. Kaul’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Consulting Agreement dated as of November 14, 2025, by and between the Registrant and Inderjit Kaul

99.1	Press release dated November 19, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2025	MINERVA NEUROSCIENCES, INC.

/s/ Remy Luthringer
Remy Luthringer
Chief Executive Officer

4